Exhibit 10.66

ASSIGNMENT OF PAYMENTS

This Agreement (the “Agreement”) is made and entered into as of the 6th day of August, 2012 by and among eDiets.com, Inc., a Delaware corporation (“eDiets”), Nutrio.com, Inc., a Delaware corporation (“Nutrio” and together with eDiets, “Sellers”) and Nutrio, LLC, a Delaware limited liability company (“Assignee”). All capitalized terms used but not defined herein shall have the meaning given such term in that certain Asset Purchase Agreement dated as of even date herewith by and among eDiets, Nutrio and Assignee (the “Purchase Agreement”).

RECITALS

WHEREAS, Sellers and Assignee have entered into the Purchase Agreement pursuant to which, among other things, Assignee has agreed to purchase, acquire and accept the Acquired Assets from Sellers, and Sellers have agreed to sell, convey, assign and transfer to Assignee, the Acquired Assets, all in the manner and subject to the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, eDiets or Nutrio, as applicable, is a party to each of the Acquired Contracts; and

WHEREAS, as an accommodation to Sellers, Assignee has agreed to waive the closing conditions set forth in Section 7.2(d) of the Purchase Agreement with respect to obtaining consents and approvals to the Acquired Contracts listed on Schedule 4.1(d) to the Purchase Agreement (the “Subject Contracts”); and

WHEREAS, as a condition to such limited waiver, each of the Sellers desires to irrevocably assign all of its rights to receive compensation under each and every Subject Contract to Assignee in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Each Seller hereby irrevocably assigns to Assignee all of its rights to receive payments, fees, reimbursements or any other compensation falling due from and after the date hereof under the terms of each and every Subject Contract.

2. The Sellers jointly and severally represent and warrant that each Subject Contract is valid and enforceable, that it is in full force and effect and has not been breached by Seller or to the Knowledge of Sellers any other party thereto and that there are no set-offs or counterclaims against any such Seller.

3. This Assignment is only an assignment of each Seller’s rights, as applicable, to fees and compensation under each Subject Contract and is not to be understood or construed as a delegation of any of such Seller’s duties or obligations or performance under the Agreement.

4. Sellers shall as promptly as practicable after the Closing, but in any event within four (4) Business Days, provide an irrevocable notice, in a form satisfactory to Assignee in its sole discretion, to each party (other than Sellers or Assignee) to the Subject Contracts which shall provide notice to such party that Sellers have entered into this Assignment of Payments and that such party is required to make all payments under the applicable Subject Contract to an account or payment address to be specified by Assignee; provided, that Sellers and Assignee acknowledge that they shall comply with their respective obligations under Section 3.3(c) of the Purchase Agreement to remit any payments to which they were not entitled.

5. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement binding upon the parties, notwithstanding that all the parties are not signatories to the same counterpart. In order to facilitate the agreements contemplated by this Agreement, signatures transmitted by facsimile machine or signatures transmitted via e-email in a “PDF” format may be used in place of original signatures on this Agreement. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Agreement, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives and defenses to the enforcement of this Agreement based upon the form of signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

SELLERS:

eDiets.com, Inc.

By:	/s/ Kevin Richardson

Name:	Kevin Richardson
Title:	President

Nutrio.com, Inc.

By:	/s/ Thomas Connerty

Name:	Thomas Connerty
Title:	President

ASSIGNEE:

Nutrio, LLC

By:	/s/ Stephen Rattner

Name:	Stephen Rattner
Title:	Manager

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